                                                                      Exhibit 14

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the initial Registration Statement (Form N-6 for the Lincoln Momentum SVULone product) pertaining to Lincoln Life Flexible Premium Variable Life Account R, and to the use therein of our reports dated (a) March 8, 2005, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2005, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account R.

Fort Wayne, Indiana                                     /s/ Ernst & Young, LLP
June 17, 2005